EXHIBIT 21.1

               SUBSIDIARIES OF STATE STREET BOSTON CORPORATION

     The following table sets forth the name of each subsidiary and the state or other jurisdiction of its organization. Certain subsidiaries of State Street have been ommitted in accordance with the SEC rules because, when considered in the aggregate, they did not constitute a "significant subsidiary" of State Street at December 31, 1994.

                                                                                      STATE OR JURISDICTION
NAME                                                                                  ---------------------
----                                                                                      OF ORGANIZATION

State Street Bank and Trust Company                                                    Massachusetts
  State Street Bank and Trust Company, N.A.                                            United States
  State Street Bank and Trust Company of California, N.A.                              United States
  State Street Bank and Trust Company of Connecticut, N.A.                             United States
  State Street Bank and Trust Company of Maryland, N.A.                                United States
  State Street Bank and Trust Company of New Hampshire, N.A.                           United States
  State Street Boston Capital Corporation                                              Massachusetts
  State Street Boston Leasing Company, Inc.                                            Massachusetts
  State Street California, Inc.                                                        Massachusetts
  SPLS, Inc.                                                                           Massachusetts
  State Street Brokerage Services, Inc.                                                Massachusetts
  State Street Massachusetts Securities Corporation                                    Massachusetts
  State Street Bank International                                                      United States
  Wendover Financial Services Center                                                  North Carolina
  State Street International Holdings                                                  United States
    State Street Australia Limited                                                    New South Wales
    State Street New Zealand Limited                                                    New Zealand
    State Street Bank GmbH                                                                Germany
    State Street Bank Luxembourg, S.A.                                                  Luxembourg
    State Street Banque, S.A.                                                             France
    State Street Canada, Inc.                                                             Canada
    State Street Cayman Trust Company N.V.                                          British West Indies
    State Street Curacao Trust Company N.V.                                        Netherlands Antilles
    State Street Trust and Banking Company Limited                                         Japan
    State Street London Limited                                                       United Kingdom
    Clark and Tilley Data Services (50% owned)                                        United Kingdom
State Street Boston Credit Company, Inc.                                               Massachusetts
State Street South Corporation                                                         Massachusetts
SSB Investments, Inc.                                                                  Massachusetts
SSB Realty, Inc.                                                                       Massachusetts
State Street Florida, Inc.                                                                Florida
State Street Global Advisors, Inc.                                                       Delaware
  State Street Global Advisors, United Kingdom, Limited                               United Kingdom
  State Street Global Advisors, Australia, Limited                                    New South Wales
  State Street Global Advisors, Limited                                                   Canada
Boston Financial Data Services (50% owned)                                             Massachusetts

     All of the above wholly-owned subsidiaries are included in the consolidated financial statements for State Street, which are reported on by Ernst & Young, independed auditors, and filed with this Form 10-K.